Exhibit 10.11.2

GENERAL RELEASE AND SETTLEMENT AGREEMENT

         For good and valuable consideration, rendered to resolve and settle finally, fully and completely all matters or disputes that now or may exist between them, the parties below enter into this General Release and Settlement Agreement:

         1.        Parties.   The parties to this Agreement are Robert Buchanan, his heirs, representatives, successors and assigns (hereinafter referred to collectively as “Buchanan” and Synbiotics Corporation, a California corporation, and/or any of its successors, subsidiaries, affiliates, parents, and related companies (hereinafter referred to collectively as “Employer”).

         2.        Release Of Claims By Buchanan.   In exchange for the promises contained in this Agreement and to the extent permitted by law, Buchanan hereby waives, releases and forever discharges, and agrees that he will not in any manner institute, prosecute or pursue, any and all complaints, claims, charges, liabilities, claims for relief, demands, suits, actions or causes of action, whether in law or in equity, which he asserts or could assert, at common law or under any statute, rule, regulation, order or law, whether federal, state, or local, or on any grounds whatsoever, including but not limited to, any claims under Title VII of the 1964 Civil Rights Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, Government Code § 12900 et seq., the California Labor Code, the Americans with Disabilities Act, the California Family Leave Act, and the Employment Retirement Income Security Act of 1974 against Employer and any of its or their current or former, owners, shareholders, agents, employee benefit plans, representatives, employees, attorneys, successors, predecessors, and assigns (collectively referred to as “Released Parties”) with respect to any event, matter, claim, damage or injury arising out of Buchanan’s employment relationship with Employer, and the termination of such employment relationship, and with respect to any other claim, matter, or event arising prior to execution of this Agreement by Buchanan.

         3.        Civil Code § 1542 Waiver.   As a further consideration and inducement for this Agreement, Buchanan hereby waives any and all rights under Section 1542 of the California Civil Code or any similar state, local, or federal law, statute, rule, order or regulation he may have with respect to Employer and any of the Released Parties.

         Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,

WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

           Buchanan expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed.

         4.        Outstanding Claims.   As further consideration and inducement for this Agreement, Buchanan represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against Employer or any of the Released Parties, with any local, state or federal government agency or court with respect to any matter covered by this Agreement and, to the extent permitted by law, he will not do so in the future. If any government agency or court assumes jurisdiction of any charge, complaint, cause of action or claim covered by this Agreement against Employer or any of the Released Parties, on behalf of or related to Buchanan, he will withdraw from and/or dismiss the matter with prejudice, as to any claims they might have. Buchanan agrees he will not participate or cooperate in such matter(s) except as required by law.

         5.        Payment To Buchanan.

                    a.        In consideration of the promises contained herein, Employer will pay to Buchanan a lump sum equal to six months of his base salary, less normal federal and state withholdings.

         Buchanan understands and agrees that the payment of this sum shall fully compensate him for any and all personal injury claims, including claims of pain and suffering, emotional distress, anxiety, or trauma, and any physical manifestations thereof, arising from or associated with his employment or termination of his employment with the Employer. It is agreed that the payment shall fully compensate any alleged claim for (1) impairment of his ability to compete in the open labor market, (2) permanent disability, (3) temporary disability, (4) vocational rehabilitation, (5) medical treatment or payment therefor or (6) any other losses as a result of any alleged stress injuries or disabilities.

         Buchanan and Employer also represent and agree that this payment is intended exclusively to compensate Buchanan for claims of personal and physical sickness and disability due to emotional distress. It is not a payment of wages or benefits, nor compensation for wages or benefits due or owing. As a result, it shall not be considered as “covered earnings” for purposes of Buchanan’s pension or retirement benefits.

         b.        Additionally, Employer will cover the cost of medical benefits elected by Buchanan pursuant to his COBRA rights for a period of six months or until he becomes eligible for coverage under another medical plan, whichever occurs earlier.

         6.        No Reemployment Or Reinstatement.   Buchanan agrees his resignation from employment will be effective on April 30, 2003. Employer will pay Buchanan a final paycheck through that date and will pay Buchanan for all accrued vacation benefit. Buchanan represents that he will not seek or accept reinstatement or reemployment with any of the Released Parties.

         7.        Confidentiality Of Agreement.   Buchanan and Employer also agree that the terms and conditions of this Agreement and any and all actions by the parties in accordance therewith, are strictly confidential, except that Buchanan may disclose the terms of this Agreement to his personal counsel, financial advisors, and as may be required by applicable law. Buchanan agrees to take all reasonable steps necessary to ensure that the confidentiality of this agreement is maintained by any of the individuals or entities referenced above to whom disclosure is authorized and agree to accept responsibility for any breach of confidentiality by said individuals or entities to whom disclosure of the agreement is made.

         8.        Non-Disparagement.   Buchanan agrees that he will not make any written or oral communications that could reasonably be considered to be in derogation of Employer in any respect, including, but not limited to, the Employer’s business, technology, employees, officers, directors, former employees, consultants or agents. Employer agrees that its officers and directors will not make any written or oral communications in derogation of Buchanan.

         9.        Time To Sign And Revoke Agreement.   Buchanan acknowledges and agrees that he has twenty-one (21) calendar days from the date he receives this Agreement to consider its terms.

         Buchanan also understands that he has seven (7) calendar days to revoke his agreement hereto. He further understands that the Agreement shall not become effective and enforceable until after the passage of this seven day period.

         10.        No Admission Of Liability.   By entering into this Agreement, Employer and all Released Parties do not admit any liability whatsoever to Buchanan or to any other person arising out of any claims heretofore or hereafter asserted by Buchanan, and Employer, for itself and all Released Parties, expressly denies any and all such liability.

         11.        Joint Participation In Preparation Of Agreement.   The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

             12.         Attorneys’ Fees And Costs. As further mutual consideration of the promises set forth herein, Employer and Buchanan agree that there is no prevailing party in this matter and they each are responsible for their own attorneys’ fees and costs. The parties agree that they will not seek from the other reimbursement for attorneys’ fees and/or costs incurred in this matter or relating to any matters addressed in this Agreement.

             13.         Section Headings. Section headings in this Agreement are included for convenience of reference only and shall not be considered a part of this Agreement for any other purpose.

             14.         Scope Of Agreement. Buchanan hereby affirms and acknowledges that he has read the foregoing Agreement, that he has had sufficient time and opportunity to review or discuss it with the counsel of his choice, and that he fully understands and appreciates the meaning of each of its terms, and that it is a voluntary, full and final compromise, release and settlement of all claims, known or unknown, with respect to the claims identified and referred to herein. The parties to this Agreement represent that this Agreement may be used as evidence in any subsequent proceeding in which any of the parties alleges a breach of this Agreement or seeks to enforce its terms, provisions or obligations.

             15.         Entire Agreement. This Agreement constitutes the complete understanding between Buchanan and Employer and supersedes any and all prior agreements, promises, representations, or inducements, no matter its or their form, concerning its subject matter. No promises or agreements made subsequent to the execution of this Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.

Dated:	5/6/03		/s/ ROBERT BUCHANAN

Robert Buchanan

Dated:	5/6/03	SYNBIOTICS CORPORATION

		By:	/s/ PAUL R. HAYS

EXHIBIT A

SYNBIOTICS CORPORATION

TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Synbiotics Corporation, its subsidiaries, affiliates, successors, or assigns (together, the “Company”).

         I further certify that I have complied with all the terms of the Company’s Employee Confidential Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

         I agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

         I further agree that for twelve months after termination of my employment, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of the Company, either on my own behalf or on behalf of any other person or entity.

Date: 5/6/03

/s/ ROBERT BUCHANAN

Employee’s Signature

ROBERT BUCHANAN

Type/Print Employee’s Name

EXHIBIT B

NON-REVOCATION
AS OF THE DATE SHOWN ON THIS FORM

         By signing below, I hereby verify that I have chosen not to revoke my agreement to and execution of the General Release and Settlement Agreement. My signature confirms that I have agreed to all the terms contained in the General Release and Settlement Agreement, including the release and waiver of any and all claims relating to my employment with Employer, and the termination of that employment.

ROBERT D. BUCHANAN	###-##-####

Name (Please Print)	Social Security Number

/s/ ROBERT D. BUCHANAN	5/14/03

Signature*	Date

*DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL EIGHT (8) DAYS AFTER 5/6/03, THE DATE ON WHICH YOU SIGN THIS AGREEMENT.